UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  December 30, 2009

InfoLogix, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-125575	20-1983837
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

101 E. County Line Road, Hatboro, Pennsylvania	19040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (215) 604-0691

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2009, it was determined that Richard D. Hodge, Executive Vice President — Healthcare, will separate from his employment with InfoLogix, Inc. (the “Company”) effective February 12, 2010.  Until that time, Mr. Hodge will continue to work for the Company at his regular compensation rate to assist the Company to transition his duties.  After the separation date, Mr. Hodge will be entitled to receive a severance payment under the terms of his Severance Agreement dated March 13, 2009, which was filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 17, 2009.

Item 5.03.              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 4, 2010, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment, in the form of Exhibit 3.1 attached hereto (the “Certificate of Amendment”), amending its Certificate of Incorporation to effect a one-for-twenty-five reverse stock split of its issued and outstanding shares of common stock, par value $0.00001 per share (the “Reverse Stock Split”).  The Certificate of Amendment became effective on January 5, 2010.

The foregoing amendment was adopted at the Company’s annual meeting held on December 30, 2009 by the holders of approximately 73.4 million shares of the Company’s common stock, or approximately 78.6% of the issued and outstanding shares as of December 3, 2009, the record date established for the annual meeting.

Item 8.01.              Other Events.

On January 4, 2010, the Company issued a press release announcing that, at the annual meeting of stockholders held on December 30, 2009, the Company’s stockholders voted to approve an amendment to the Company’s Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s issued and outstanding common stock at a ratio of one-for-twenty-five.

A copy of the press release is furnished herewith as Exhibit 99.1 to this current report.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits

3.1           Certificate of Amendment to the Company’s Certificate of Incorporation, effective as of January 5, 2010.

99.1         Press release dated January 4, 2010.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOLOGIX, INC.

Date: January 5, 2010	By:	/s/ John A. Roberts
John A. Roberts
Chief Financial Officer

Exhibit Index

3.1                                 Certificate of Amendment to the Company’s Certificate of Incorporation, effective as of January 5, 2010.

99.1                           Press release dated January 4, 2010.